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As filed with the Securities and Exchange Commission on September 18, 2006

Securities Act File No. 333-137008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM SB-2
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Ascent Solar Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3674 (Primary Standard Industrial Classification Code Number)	20-3672603 (I.R.S. Employer Identification No.)

8120 Shaffer Parkway
Littleton, Colorado 80127
(303) 420-1141
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Matthew Foster
8120 Shaffer Parkway
Littleton, Colorado 80127
(303) 420-1141
(Name, Address and Telephone Number of Agent for Service)

Copy to:
Mark A. von Bergen David C. Wang Holland & Knight LLP 2300 US Bancorp Tower 111 SW Fifth Avenue Portland, OR 97204 (503) 243-2300

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after this registration statement becomes effective.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        Ascent Solar Technologies, Inc. has prepared this Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-137008) for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly, such Prospectus has not been included herein.

PART II—Information Not Required In Prospectus

Item 27. Exhibits.

        The following exhibits are filed as part of the Registration Statement on Form SB-2:

Exhibit No.	Description
3.1	Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
3.2	Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
3.3	Bylaws. Incorporated by reference to Exhibit 3.3 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
4.1	Form of common stock certificate. Incorporated by reference to Exhibit 4.1 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
4.2	Form of Class A warrant (included in Exhibit 4.4). Incorporated by reference to Exhibit 4.2 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
4.3	Form of Class B warrant (included in Exhibit 4.4). Incorporated by reference to Exhibit 4.3 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
4.4	Form of Warrant Agreement Between the Registrant and Computershare Trust Company, Inc. Incorporated by reference to Exhibit 4.5 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
4.5	Amendment No. 1 to Warrant Agreement Between the Registrant and Computershare Trust Company, Inc.
5.1	Opinion of Holland & Knight LLP
10.1	Securities Purchase Agreement by and between the Registrant and ITN Energy Systems, Inc.CTR Incorporated by reference to Exhibit 10.1 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.2	Invention and trade secret assignment agreement and between the Registrant and ITN Energy Systems, Inc.CTR Incorporated by reference to Exhibit 10.2 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.3	Patent application assignment agreement by and between the Registrant and ITN Energy Systems, Inc. Incorporated by reference to Exhibit 10.3 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.4	License Agreement by and between the Registrant and ITN Energy Systems, Inc.CTR Incorporated by reference to Exhibit 10.4 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.5	Sublease Agreement. Incorporated by reference to Exhibit 10.5 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.6	Service Center Agreement by and between the Registrant and ITN Energy Systems, Inc. Incorporated by reference to Exhibit 10.6 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.7	Manufacturing Line Agreement by and between the Registrant and ITN Energy Systems, Inc. Incorporated by reference to Exhibit 10.7 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.7A	Amendment No. 1 to Manufacturing Line Agreement between the Registrant and ITN Energy Systems, Inc. Incorporated by reference to Exhibit 10.7A of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.8	Administrative Services Agreement by and between the Registrant and ITN Energy Systems, Inc. Incorporated by reference to Exhibit 10.8 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.

10.8A	Amendment No. 1 to Administrative Services Agreement between the Registrant and ITN Energy Systems, Inc. Incorporated by reference to Exhibit 10.8A of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.9	Employment Contract of Matthew Foster. Incorporated by reference to Exhibit 10.9 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.10	Employment Contract of Dr. Joseph Armstrong. Incorporated by reference to Exhibit 10.10 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.11	2005 Stock Option Plan and Form of Stock Option Agreement. Incorporated by reference to Exhibit 10.11 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.12	Bridge Unit Purchase and Investor Subscription Agreement with forms of promissory note and bridge right. Incorporated by reference to Exhibit 10.12 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.13	Amendment No. 1 to Bridge Unit Purchase and Investor Subscription Agreement. Incorporated by reference to Exhibit 10.13 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.13A	Amendment to Annex B to Bridge Unit Purchase and Investor Subscription Agreement. Incorporated by reference to Exhibit 10.13A of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.14	Employment Contract of Janet Casteel. Incorporated by reference to Exhibit 10.14 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.15	Non-Exclusive Patent License Agreement with Midwest Research Institute.CTR Incorporated by reference to Exhibit 10.15 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.16	Letter Agreement with the University of Delaware. Incorporated by reference to Exhibit 10.16 of the Registration Statement on Form SB-2 (File No. 333-131216), filed January 23, 2006, and as amended.
10.17	Employment Contract of Prem Nath.*
23.1	Consent of Hein & Associates LLP*
23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)
24	Power of Attorney.*

*
Previously filed.

CTR
Portions of this exhibit have been omitted pursuant to a grant of confidential treatment.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, Colorado, on September 18, 2006.

ASCENT SOLAR TECHNOLOGIES, INC.
By:	/s/ MATTHEW FOSTER Matthew Foster, Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW FOSTER Matthew Foster	President and Chief Executive Officer (Principal Executive Officer)	September 18, 2006
/s/ JANET CASTEEL Janet Casteel	Chief Accounting Officer and Treasurer (Principal Accounting and Financial Officer)	September 18, 2006
* Mohan S. Misra	Chairman of the Board	September 18, 2006
* Stanley Gallery	Director	September 18, 2006
* Ashutosh Misra	Director	September 18, 2006
* T.W. Fraser Russell	Director	September 18, 2006
* Mark T. Waller	Director	September 18, 2006
*By	/s/ MATTHEW FOSTER Matthew Foster, Attorney-in-Fact

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EXPLANATORY NOTE
PART II—Information Not Required In Prospectus
  Item 27. Exhibits.
SIGNATURES